Exhibit 99.1

      Forward Air Corporation Announces Two Director Retirements

    GREENEVILLE, Tenn.--(BUSINESS WIRE)--April 19, 2005--Forward Air Corporation (NASDAQ:FWRD) today announced that two Board members, Scott M. Niswonger and Robert K. Gray, will not stand for reelection at the 2005 Annual Meeting of Shareholders.
    Mr. Niswonger is the co-founder of the Company and has been its Chairman of the Board since 1988. He also served as Chief Executive Officer of the Company from October 1981 until October 2003, and as President from October 1981 until August 1998. Mr. Gray, Chairman and Chief Executive Officer of Gray and Company II, a public relations company, has served as a director of the Company since April 1993.
    Bruce A. Campbell, President and CEO, stated "Our Company is eternally grateful for the leadership and insight provided by both Scott and Bob and their presence and counsel will be missed. The Company has retained a search firm to assist in replacing the vacancies created by Scott and Bob's departures and we expect them to be filled in the near future."
    Commenting about his decision, Mr. Niswonger remarked "It has been a privilege to serve as Forward Air's Chairman for so many years. I will miss everyone at Forward Air; however, I am very confident that the management team will continue to deliver some of the finest results in the transportation industry."

    About Forward Air

    Forward Air is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 80 terminals located on or near major airports in the United States and Canada. The Company provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional airfreight or when air transportation is not economical.

    Important Information

    This press release contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as "believes," "anticipates," "intends," "plans," "estimates," "projects" or "expects." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Forward Air Corporation
             Andrew C. Clarke, 423-636-7000
             aclarke@forwardair.com